Exhibit 3.4

PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS
______________________________________________________________________________________

Statement or Certificate of Change of Registered Office (15 Pa.C.S.) for
(check one):

__X___	Domestic Business Corporation (§ 1507)
_____	Foreign Business Corporation (§ 4144)
_____	Domestic Nonprofit Corporation (§ 5507)
_____	Foreign Nonprofit Corporation (§ 6144)
_____	Domestic Limited Partnership (§ 8506)
_____	Domestic Limited Liability Company (§ 8906)

Name	H. Anderson Ellsworth, National Penn Bancshares, Inc.	Document will be returned to the name and address you enter to the left.
Address	645 Hamilton Street, Suite 1100
City	State Zip Code Allentown PA 18101

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to change of registered office), the undersigned corporation, limited partnership or limited liability company, desiring to effect a change of registered office, hereby states that:

1. The name is:	National Penn Bancshares, Inc.
2. Current address as registered with the Department of State. Complete part (a) or (b) - not both:
The address of its current registered office in this Commonwealth is:
Philadelphia & Reading Aves	Boyertown	PA	19512	Berks
Number and street	City	State	Zip	County
The name of its current commercial registered office provider and the county of venue is:
c/o: __________________________________________________________________________________________________________
Name of Commercial Registered Office Provider		County

3. New address. Complete part (a) or (b) - not both:
The address in this Commonwealth to which the registered office of the corporation, limited partnership or limited liability company is to be changed is:
645 Hamilton Street, Suite 1100	Allentown	PA	18101	Lehigh
Number and street	City	State	Zip	County
The registered office of the corporation, limited partnership or limited liability company shall be provided by:
c/o: __________________________________________________________________________________________________________
Name of Commercial Registered Office Provider		County

4. For corporations only:
Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused
this Statement of Certificate of Change of Registered
Office to be signed by a duly authorized officer, general
Partner, member or manager thereof this
28th day of February , 2014
National Penn Bancshares, Inc.
Name of Corporate/Limited Partnership/ Limited Liability Company
/s/ Scott V. Fainor
Signature
Scott V. Fainor, President & CEO
Title